Exhibit 99.1

March 20, 2007

FOR IMMEDIATE RELEASE

Pliant Corporation to hold conference call

Year End 2006 Financial Results

SCHAUMBURG, IL — Harold Bevis, President and CEO of Pliant Corporation, announced today that the Company will host a conference call to discuss the Company’s Year End 2006 operating results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Monday, April 2, 2007.

Participants in the United States can access the conference call by calling 800-857-1738, using the access code Pliant, or internationally by calling 210-839-8501 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, an audio web replay will be available on the company’s website:  www.pliantcorp.com.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 22 manufacturing and research and development facilities around the world, and employs approximately 3,000 people.

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CONTACT:

Joe Kwederis

SVP of Finance

Joe.kwederis@pliantcorp.com

Phone: 847-407-5117

Company Web Site: www.pliantcorp.com